Exhibit 23.4

CONSENT OF NOMINEE FOR DIRECTOR OF
OCEAN RIG UDW INC.

I hereby consent to the reference to me as a director-nominee in the prospectus included in the registration statement on Form F-4 of Ocean Rig UDW Inc., as filed with the U.S. Securities and Exchange Commission and any and all amendments thereto.

/s/  Prokopios Tsirigakis

Name:	Prokopios (Akis) Tsirigakis

Date: August 30, 2011